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                                                                       EXHIBIT 2

                      CONSENT OF VANTICO INTERNATIONAL S.A.


     The undersigned agrees that the Schedule 13G executed by Vantico Holding S.A. to which this statement is attached as an exhibit is filed on behalf of Vantico Holding S.A., Vantico Group S.A. and Vantico International S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated: May 7, 2002


                                  VANTICO INTERNATIONAL S.A.



                                  By: /s/ HELMUT STRAMETZ
                                     -------------------------------------------
                                      Name:      Helmut Strametz
                                      Title:     Chief Executive Officer



                                  By: /s/ KENNETH GREATBATCH
                                     -------------------------------------------
                                      Name:      K.J. Greatbatch
                                      Title:     Chief Financial Officer